Exhibit 8

Tsakos Energy Navigation Limited Subsidiaries

As of 30 March 2026

Company*	Country of Incorporation	Vessel
Ergo Glory S.A.	Panama	Andes
Creed Shipping S.A.	Marshall Islands	Archangel
Lobelia Shipping Ltd	Marshall Islands	Alaska
Universal Reserve S.A.***	Panama	Sakura Princess
Sea Countess S.A.	Panama	Maria Princess
Freeport Champion S.A.	Panama	Asahi Princess
Prosperity Faith S.A.	Panama	Sapporo Princess
Prosperity Success S.A.	Panama	Uraga Princess
Mercury Emerald S.A.***	Panama	Arctic
Powerful Shipping S.A.***	Panama	Antarctic
Triton Success S.A.	Panama	Promitheas
Triton Triumph S.A.	Panama	Propontis
Byzantion Marine Company Ltd**	Marshall Islands	Byzantion
Bosporos Marine Company Ltd**	Marshall Islands	Bosporos
Bayswater Trading Co. Ltd.	Liberia	Selecao
Kerry Trading Company Limited	Liberia	Socrates
Marine Velvet S.A.	Panama	Spyros K
Medway Sea S.A.	Panama	Dimitris P
Sayers Shipping Corp.	Liberia	World Harmony
Maynard Shipping Corp.	Liberia	Chantal
Selini Marine Company Ltd**	Liberia	Selini
Salamina Marine Company Ltd**	Liberia	Salamina
Rio 2016 Special Maritime Enterprise Limited	Malta	Rio 2016
Brasil 2014 Special Maritime Enterprise Limited	Malta	Brasil 2014
Prescott Maritime Limited	Marshall Islands	Eurovision
Jelika Shipping Inc.	Marshall Islands	Euro
Delmer Marine Corp.	Marshall Islands	Decathlon
Canyon Trading Corporation	Liberia	Maria Energy
Mare Success S.A.****	Panama	49% owned by Flopec
Alcea Shipping S.A.	Liberia	S 7003
Apoplous Shipping Inc.	Marshall Islands	Elias Tsakos
Leega Shiptrade Company	Marshall Islands	Thomas Zafiras
Sentra Shipping Company	Marshall Islands	Leontios H
Soft Shipmanagement Ltd	Marshall Islands	Parthenon TS
Twitt Navigation Limited	Marshall Islands	Sola TS
Barsley Maritime S.A.	Marshall Islands	Marathon TS
Cierzo Marine Ltd.	Marshall Islands	Oslo TS
Daucina Navigation S.A.	Marshall Islands	Stavanger TS
Etesian Shiptrade S.A.	Marshall Islands	Bergen TS
Chiara Shiptrade Co.	Marshall Islands	Sunray
Tauris Shipping Inc.	Marshall Islands	Sunrise
Watercraft Limited	Malta	Lisboa
Callidora Shiptrade S.A.	Marshall Islands	Ulysses
Octavia Navigation Inc.	Marshall Islands	Hercules I
Hermes Shipping Company Ltd	Marshall Islands	Caribbean Voyager
Prosalt Navigation S.A.	Marshall Islands	Mediterranean Voyager
Poseidon Shipping Company Ltd	Marshall Islands	Apollo Voyager
Zeus Shipping Company Ltd	Marshall Islands	Artemis Voyager
Briety Shipping Inc.***	Marshall Islands	Tenergy
Ostria Maritime Limited	Malta	Porto
Arionas Marine S.A.	Marshall Islands	Njord DF
Simel Navigation Co.	Marshall Islands	Chios DF
Aquila Maritime Ltd	Liberia	Dias I
Gudne Marine Corp.	Marshall Islands	Ran DF
Torvi Marine Corp.	Marshall Islands	Ithaki DF
Scout Shiptrade Ltd.	Marshall Islands	DR Irene Tsakos
Adrian Maritime Ltd.	Malta	Athens 04
History Maritime Ltd.	Malta	Paris 24
Argon Shipping Co.	Liberia
Pegasus Mare Inc.	Liberia
Iris Marine Corp.	Marshall Islands	Silia T
Iridanos Marine Co. Ltd.	Marshall Islands	HN0307383
Daphne Marine S.A.	Marshall Islands	Delos T
Ioli Marine S.A.	Marshall Islands	Dion
Iason Shipping Company Ltd	Marshall Islands	HN2708
Pink Diamond Sea Inc.	Liberia	DF Montmartre
Palermo Enterprises Corp.	Liberia	DF Mystras
Ortsa Oceanway Corp.	Liberia	Alpes
Quartz Maritime Limited	Liberia	Aspen
Soho Shipping & Trading Co.	Liberia	Popi Sazaklis
Stavento Shipmanagement Ltd.	Liberia
Holm Shiptrade Ltd	Marshall Islands	HN YZJ2024-1623
Lutetia Navigation Limited	Marshall Islands	HN0307384
Reval Marine S.A.	Marshall Islands	HN0307385
Ryalan Navigation Ltd	Marshall Islands	HN0307386
Alinda Enterprises Inc.	Liberia
Emilia Marine S.A.	Marshall Islands	HN2734
Erin Maritime Ltd	Marshall Islands	HN5531
Current Marine Co.	Marshall Islands	HN2733
Harborview Marine S.A.	Marshall Islands	HN2735
Oceanus Shiptrade Ltd	Marshall Islands	HN2738
Voyage Navigation Corp.	Marshall Islands	HN2741
Maestri Navigation Inc.	Marshall Islands	HN2736
Mariniera Navigation S.A.	Marshall Islands	HN2737
Racer Navigation Company	Marshall Islands	HN5532
Sunny Maritime Inc.	Marshall Islands	HN2739
Swan Navigation Inc.	Marshall Islands	HN2740
Epos Maritime Limited	Malta
Amarela Navigation Ltd.	Malta
Verde Navigation Ltd.	Malta
Bellini Maritime Co.	Marshall Islands	HN5535
Lavin Navigation Co.	Marshall Islands	HN3643
Marencio Marine Corp.	Marshall Islands
Teresiano Shipping S.A.	Marshall Islands
Amadora Navigation Ltd	Marshall Islands
Keros Marine Co.	Marshall Islands
Pinksea Maritime Limited	Marshall Islands
Teak Maritime S.A.	Marshall Islands
Shyris Shipping Company S.A.*****	Marshall Islands
Spondi Maritime Ltd	Malta

*	Unless otherwise indicated, each Company is a wholly-owned subsidiary
**	Owned 100% by Mare Success S.A.
***	Sale and leaseback arrangement sold and chartered back on a bare-boat
****	51% owned by Tsakos Energy Navigation Ltd.
*****	Incorporated for the purpose of issuing preferred shares